Exhibit (s)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of Eaton Vance National Municipal Opportunities Trust, a Massachusetts business trust, do hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr., Maureen A. Gemma and Frederick S. Marius, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Eaton Vance National Municipal Opportunities Trust with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/S/ CYNTHIA J. CLEMSON Cynthia J. Clemson	President and Principal Executive Officer	April 27, 2009

/S/ BARBARA E. CAMPBELL Barbara E. Campbell	Treasurer and Principal Financial and Accounting Officer	April 27, 2009

/S/ BENJAMIN C. ESTY Benjamin C. Esty	Trustee	April 27, 2009

/S/ THOMAS E. FAUST JR. Thomas E. Faust Jr.	Trustee	April 27, 2009

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Trustee	April 27, 2009

/S/ WILLIAM H. PARK William H. Park	Trustee	April 27, 2009

/S/ RONALD A. PEARLMAN Ronald A. Pearlman	Trustee	April 27, 2009

/S/ HELEN FRAME PETERS Helen Frame Peters	Trustee	April 27, 2009

/S/ HEIDI L. STEIGER Heidi L. Steiger	Trustee	April 27, 2009

/S/ LYNN A. STOUT Lynn A. Stout	Trustee	April 27, 2009

/S/ RALPH F. VERNI Ralph F. Verni	Trustee	April 27, 2009